SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2004

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Item 5. Other Events and regulation FD Disclosure.

J. C. Penney Company, Inc. Consolidated Balance Sheets as of January 31, 2004 and January 25, 2003, and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended January 31, 2004, and related Notes thereto, along with the Independent Auditors’ Report thereon. (Attached as Exhibit 99(a))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, Inc.

By:	/s/ ROBERT B. CAVANAUGH
Robert B. Cavanaugh Executive Vice President, Chief Financial Officer

Date: March 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

99(a)	J. C. Penney Company, Inc. Consolidated Balance Sheets as of January 31, 2004 and January 25, 2003, and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended January 31, 2004, and related Notes thereto, along with the Independent Auditors’ Report thereon.